EXHIBIT 23.1

PLS CPA, A Professional Corp.

t 4725 mercury street suite 210 t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 408-2695  t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

October 28, 2011

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 9, 2011 relating to the financial statements of CK vineyards, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/PLS CPA

____________________________

PLS CPA, A Professional Corp.

Registered with the Public Company Accounting Oversight Board